Exhibit 10.14
C&J ENERGY SERVICES, INC.
2010 STOCK OPTION PLAN
NON-STATUTORY STOCK OPTION AGREEMENT

Date of Grant:	February 1, 2011, effective immediately following the effectiveness of that certain employment agreement between Optionee and the Company dated effective February 1, 2011.

Name of Optionee:	Theodore R. Moore

Number of Shares:	40,000 Shares of Common Stock

Price Per Share:	$10.00 per Share, the Fair Market Value of the Shares as of the Date of Grant as determined in accordance with the C&J Energy Services, Inc. 2010 Stock Option Plan (the “Plan”) and herein.

Expiration Date:	10 years

Vesting Schedule:	1/3 of the Options shall vest on each of the first, second, and third anniversaries of the Date of Grant, subject to earlier expiration of the Options as described below.
     C&J Energy Services, Inc. (the “Company”), a Delaware corporation, hereby awards to Optionee (the “Optionee”) an option (the “Option”) to purchase from the Company, for the price per share set forth above, the number of Shares of Common Stock (the “Stock”) of the Company set forth above, pursuant to the Plan. Notwithstanding the preceding, the issuance of any Shares to Optionee pursuant to this Award shall be contingent on Optionee’s execution (unless previously executed by Optionee) of the Stockholders Agreement and any other agreement existing at the time of such issuance among the Company, an Affiliate or shareholders of either, as provided in the Plan. This Option is not intended by the parties hereto to be, and shall not be treated as, an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise.
     The terms and conditions of the Option granted hereby, to the extent not controlled by the terms and conditions contained in the Plan, are as follows:
1. No Right to Continued Director and/or Employee Status
     Nothing contained in this Agreement shall confer upon Optionee the right to the continuation of his or her Director and/or Employee status, or to interfere with the right of the Company or any other Affiliate to terminate such relationship.

2. Vesting of Option
     The Option shall vest in accordance with the Vesting Schedule set forth above. If Optionee has a Termination of Service and such termination event does not result in accelerated vesting of the Option, the portion of the Option that has not previously vested shall terminate upon such Termination of Service. Notwithstanding the foregoing provisions of this Section 2, if Optionee has a Termination of Service by Company without Cause or by Optionee for Good Reason as defined in Optionee’s Employment Agreement, any Option awarded to Optionee under the Plan not previously exercisable and vested shall immediately accelerate and become fully exercisable and vested.
3. Exercise
     This Option shall be exercised by delivery to the Company of (i) written notice of exercise stating the number of Shares being purchased (in whole shares only and an amount of not less than fifty (50) shares, unless fewer shares remain subject to the Option) and such other information set forth on the form of Notice of Exercise attached to this Agreement as Exhibit A, and (ii) a check or cash in the amount of the Exercise Price of the Shares covered by the notice, plus any applicable withholding taxes unless, if permitted by the Committee, Optionee exercises the Option through a cashless exercise in accordance with the Plan and the Company’s rules and procedures governing cashless exercises. In the event the Committee establishes a formal procedure for cashless exercise arrangements, then payment may be made pursuant to such arrangement. Any cashless exercise permitted hereunder will, to the extent applicable, be subject to any limitations or restrictions imposed under the Sarbanes-Oxley Act of 2002. Shares purchased pursuant to the exercise of this Option shall be subject to the terms of that certain Stockholders Agreement dated as of December 23, 2010, among the Company and certain of its shareholders, as the same may be amended or restated from time to time (the “Stockholders Agreement”). Optionee agrees that Optionee and Optionee’s spouse, if any, will, on the first date of exercise of this Option, execute and deliver to the Company such documents and instruments as the Board, in its discretion, may require to evidence such persons’ agreement to be bound by the terms of the Stockholders Agreement.
4. Transferability
     Unless otherwise required by law, this Option shall not be assignable or transferable other than by will or by the laws of descent and distribution and Options may be exercised during the lifetime of Optionee only by Optionee (or Optionee’s guardian or legal representative).
5. Termination of Service
     If Optionee incurs a Termination of Service for any reason, whether voluntarily or involuntarily, without Cause, other than by his or her death or Disability, then the portion of this Option that has previously vested but not been exercised shall terminate at the end of the day that is ninety (90) days following the date of Termination of Service. If Optionee incurs a Termination of Service for any reason, whether voluntarily or involuntarily, with Cause, then this Option and all rights attached hereto shall be forfeited and terminate immediately upon the effective date of such termination for Cause.
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6. Death or Disability of Optionee
     If Optionee incurs a Termination of Service by reason of death or Disability, then (i) the vested portion of the Option shall be determined by crediting Optionee with one (1) additional year of service from his or her termination date, and (ii) the vested portion of the Option shall remain exercisable until the first to occur of (a) the end of the day that is one (1) year after the date of Optionee’s death or termination for Disability; or (b) the Expiration Date of the Option. Until such termination of the Option, the vested portion of the Option may, to the extent that this Option has not previously been exercised by Optionee, be exercised by Optionee in the case of Disability, or by Optionee’s personal representative or the person entitled to Optionee’s rights under this Agreement, in the case of death.
7. No Rights as Shareholder
     Optionee shall have no rights as a shareholder with respect to the Shares covered by any exercise of this Option until the effective date of issuance of the Shares following exercise of this Option, and no adjustment will be made for dividends or other rights for which the record date is prior to the date of exercise.
8. Taxation Upon Exercise of Option
     Optionee understands that, upon exercise of this Option, Optionee will recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the Fair Market Value of the Shares, determined as of the date of exercise, exceeds the Exercise Price. The acceptance of the Shares by Optionee shall constitute an agreement by Optionee to report such income in accordance with then applicable law and to cooperate with Company and its subsidiaries in establishing the amount of such income and corresponding deduction to the Company and/or its subsidiaries for its income tax purposes. Withholding for Federal or state income and employment tax purposes will be made, to the extent applicable and as required by law, from Optionee’s then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Optionee to make a cash payment to cover the liability as a condition of the exercise of this Option; however, in the case of a cashless exercise, Optionee may use Shares that are the subject of such exercise to pay for any or all such tax liability, all in accordance with the Company’s rules and procedures governing such process.
9. Representations and Agreements of Optionee
     Optionee hereby represents and warrants to the Company that, if the option is exercised, the Shares of Common Stock shall be acquired solely for Optionee’s own account, for investment purposes only and not with a view to the distribution or resale thereof. Optionee understands and acknowledges that (i) the Shares of Common Stock are not registered on any national securities exchange established and maintained in the United States and may not be sold in the United States unless they are subsequently registered under the Exchange Act and applicable state securities laws, or unless an exemption from such registration is available; (ii) the exemption from registration under Rule 144 under the Exchange Act may not ever become available; and (iii) the Company is under no obligation to register the Shares of Common Stock
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under the Exchange Act or any state securities law or to make Rule 144 (or any other exemption) available. Optionee also agrees that the shares of Stock which Optionee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Optionee further represents that Optionee’s performance of all the terms of this Agreement does not and will not breach any agreement to keep in confidence information acquired by Optionee in confidence or in trust prior to the Date of Grant. Optionee has not entered into, and Optionee agrees that Optionee will not enter into, any agreement either written or oral in conflict herewith.
     Optionee hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed 180 days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act. Optionee shall be subject to this Section provided and only if the officers and directors of the Company are also subject to similar arrangements.
     In addition, Optionee agrees that (i) the certificates representing the Shares purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with the terms and provisions of the Stockholders Agreement and applicable securities laws, (ii) the Company may refuse to register the transfer of the Shares purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of the terms and provisions of the Stockholders Agreement or any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.
10. Employment Relationship
     For purposes of this Agreement, Optionee shall be considered to be in the employment of the Company as long as Optionee remains an employee of either the Company, an Affiliate, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Without limiting the scope of the preceding sentence, it is expressly provided that Optionee shall be considered to have terminated employment with the Company at the time of the termination of the “Affiliate” status under the Plan of the entity or other organization that employs Optionee. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final.
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11. Modification, Extension and Renewal of Options
     The Board of Directors or Committee, as provided in the Plan, may modify, extend or renew this Option or accept its surrender (to the extent not yet exercised) and authorize the granting of a new option in substitution for it (to the extent not yet exercised), subject at all times to the Plan, the Code, and the applicable laws of the State of Texas. This Agreement may not be modified, amended, terminated and no provision hereof may be waived in whole or in part except by a written agreement signed by the Company and Optionee. Notwithstanding the foregoing provisions of this Section 11, no modification shall, without the consent of Optionee, alter to Optionee’s detriment or impair any rights of Optionee under this Agreement except to the extent permitted under the Plan.
12. Notices
     Any notice required to be given pursuant to this Option or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to Optionee at the address last provided by Optionee for his or her employee records.
13. Agreement Subject to Plan and Applicable Law
     This Option is made pursuant to the Plan and shall be interpreted to comply therewith. A copy of the Plan is attached hereto. Any provision of this Option inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan. The Plan shall control in the event there shall be any conflict between the Plan and this Agreement, and it shall control as to any matters not contained in this Agreement. The Committee shall have authority to make constructions of this Agreement, and to correct any defect or supply any omission or reconcile any inconsistency in this Agreement, and to prescribe rules and regulations relating to the administration of this Award and other Awards granted under the Plan. In addition to the foregoing, this Award Agreement and the underlying Common Stock shall be subject to the Stockholders Agreement.
     This Option shall be governed by the laws of the State of Texas, without regard to the conflicts of law principles thereof, and subject to the exclusive jurisdiction of the courts therein. Optionee hereby consents to personal jurisdiction in any action brought in any court, federal or state, within the State of Texas having subject matter jurisdiction in the matter.
14. Headings and Capitalized Terms
     Unless otherwise provided herein, capitalized terms used herein that are defined in the Plan and not defined herein shall have the meanings set forth in the Plan. Headings are for convenience only and are not deemed to be part of this Agreement. Unless otherwise indicated, any reference to a Section herein is a reference to a Section of this Agreement.
15. Term
     This Award Agreement shall remain in effect until the Option has fully vested and been exercised or any unvested portion thereof has been forfeited by Optionee as provided in this
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Agreement. This Option shall expire on the tenth (10th) anniversary of the Date of Grant and no portion of this Option shall be exercisable after that date.
16. Severability and Reformation
     If any provision of this Agreement shall be determined by a court of law to be unenforceable for any reason, such unenforceability shall not affect the enforceability of any of the remaining provisions hereof; and this Agreement, to the fullest extent lawful, shall be reformed and construed as if such unenforceable provision, or part thereof, had never been contained herein, and such provision or part thereof shall be reformed or construed so that it would be enforceable to the maximum extent legally possible.
17. Binding Effect
     This Agreement shall be binding upon the parties hereto, together with their personal executors, administrator, successors, personal representatives, heirs and permitted assigns.
18. Entire Agreement
     This Award Agreement supersedes all prior written and oral agreements and understandings among the parties as to its subject matter and constitutes the entire agreement of the parties with respect to the subject matter hereof, except to the extent that the Plan may be considered to address the subject matter hereof. If there is any conflict between this Award Agreement and the Plan, then the applicable terms of the Plan shall govern.
19. Waiver
     Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right whether or not of the same or a similar nature. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
20. Acknowledgements Regarding Section 409A of the Code
     Optionee understands that if the purchase price of the Stock under this Option is less than the fair market value of such Stock on the date of grant of this Option, then Optionee may incur adverse tax consequences under Section 409A of the Code. Optionee acknowledges and agrees that (a) he is not relying upon any determination by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the fair market value of the Stock on the date of grant of this Option, (b) he is not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with Optionee’s execution of this Agreement and his receipt, holding and exercise of this Option, and (c) in deciding to enter into this Agreement, Optionee is relying on his own judgment and the judgment of the professionals of his choice with whom he has consulted. Optionee hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in
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any way related to the tax effects associated with Optionee’s execution of this Agreement and his receipt, holding and exercise of this Option.
[signatures on next page]
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     IN WITNESS WHEREOF, the parties hereto have executed this Option as of the date first above written.

C&J ENERGY SERVICES, INC.
By:	/s/ Randy McMullen
Its: Chief Financial Officer

Optionee:

/s/ Theodore R. Moore
Name: Theodore R. Moore
SSN#
Address:	10375 Richmond Ave., Suite 2000 Houston, Texas 77042
Phone:

EXHIBIT A
C&J ENERGY SERVICES, INC.
OPTION EXERCISE FORM
Date: ______________________
Attention: ______________________
The undersigned hereby elects to exercise all or a portion of the Options issued to him/her by C&J Energy Services, Inc. (the “Company”) dated __________ (the “Options”) and to purchase ______________ Shares of Common Stock of the Company (the “Shares”) at an exercise price of ______ Dollars ($______) per share or an aggregate purchase price of ________________________ Dollars ($______) (the “Exercise Price”). Pursuant to the terms of the Option Agreement, the undersigned has delivered the Exercise Price herewith in full in cash or __________.
Please issue a certificate or certificates representing said Shares of Common Stock in the name of the undersigned.

By:	________________________________________

Typed Name:	________________________________________

Address:	________________________________________

________________________________________

EXHIBIT B
C&J ENERGY SERVICES, INC.
INVESTMENT REPRESENTATION LETTER
Date: ______________________
Attention: ______________________
I am acquiring the Shares for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Exchange Act of 1934, as amended, or state securities laws.
I hereby acknowledge the foregoing.

By:	________________________________________

Typed Name:	________________________________________

Address:	________________________________________

________________________________________